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                                                                    EXHIBIT  32

                                  CERTIFICATION

         Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.ss. 1350, as adopted), Stephen S. Schwartz, Chief Executive Officer of Asyst Technologies, Inc. (the "Company"), and David L. White, Chief Financial Officer of the Company, each hereby certify that, to the best of their knowledge:

         1. The Company's Annual Report on Form 10-K for the period ended March 27, 2004, to which this Certification is attached as Exhibit 32 (the "Annual Report") fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, and

         2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

         IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 10th day of June, 2004.

/s/ Stephen S. Schwartz                       /s/ David L. White
------------------------                      ----------------------------
Stephen S. Schwartz                           David L. White
Chief Executive Officer                       Chief Financial Officer


This certification is not deemed to be "filed" for purposes of section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section. This certification is not deemed to be incorporated by reference into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.